As filed with the Securities and Exchange Commission on December 19, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XCEL ENERGY INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0448030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of registrant’s principal executive offices)	(Zip code)

Xcel Energy Nonqualified Deferred Compensation Plan

(Full title of the plan)

BEN FOWKE Chairman, President and Chief Executive Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	ROBERT C. FRENZEL Executive Vice President and Chief Financial Officer Xcel Energy Inc. 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500

(Names and address, including zip code, and telephone number,

including area code, of agents for service)

Copy to:

SCOTT WILENSKY

Executive Vice President and General Counsel

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

(Name and address of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Deferred Compensation Obligations (1)	$25,000,000	100%	$25,000,000	$3,113

(1)	The Deferred Compensation Obligations are unsecured obligations of Xcel Energy Inc. to pay deferred compensation in the future in accordance with the terms of the Xcel Energy Inc. Nonqualified Deferred Compensation Plan.

(2)	This amount is an estimate made solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

EXPLANATORY NOTE

This registration statement on Form S-8 is being filed for the purpose of registering an additional $25,000,000 of deferred compensation obligations to be issued pursuant to the Xcel Energy Nonqualified Deferred Compensation Plan. In accordance with Section E of the General Instructions to Form S-8, the contents of Xcel Energy Inc.’s (the “Company” or the “Registrant”) registration statement on Form S-8 (Registration No. 333-182136) filed on June 15, 2012 is incorporated by reference herein, except as to the Items set forth in Part II below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017,and September 30, 2017;

(3)	The Company’s Current Reports on Form 8-K and Form 8-K/A filed February 22, 2017, March 3, 2017, May 5, 2017, May 12, 2017, May 19, 2017, June 2, 2017, August 21, 2017, August 22, 2017, September 15, 2017, October 5, 2017, October 10, 2017, October 27, 2017, October 30, 2017, December 7, 2017, December 12, 2017, and December 19, 2017;

(4)	The description of the Company’s common stock contained in Xcel Energy’s Current Report on Form 8-K filed on March 13, 2002, our Forms 8-K filed with the SEC on February 18, 2016 and August 14, 2008, which describe certain amendments to our Restated Bylaws (“Bylaws”), our Form 8-K filed with the SEC on December 12, 2008 describing the termination of the Stockholder Protection Rights Agreement dated as of December 13, 2000, between us and The Bank of New York Mellon, as successor rights agent, and our Form 8-K filed with the SEC on May 18, 2012, which described amendments to the voting rights of our common stock holders to eliminate cumulative voting.

All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

Item 8.	Exhibits

Exhibit Number	Description

4.01*	Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2009 Restatement) (Exhibit 10.07 to Form 10-K of Xcel Energy (file no. 001-03034) for the year ended Dec. 31, 2008).

4.02*	First Amendment effective Nov. 29, 2011 to the Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2009 Restatement) (Exhibit 10.17 to Form 10-K of Xcel Energy (file no. 001-03034) for the year ended Dec. 31, 2011).

4.03*	Second Amendment dated May 21, 2013 to the Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2009 Restatement) (Exhibit 10.22 to Form 10-K of Xcel Energy (file no. 001-03034) for the year ended Dec. 31, 2013).

4.04*	Third Amendment dated Sept. 30, 2016 to the Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2009 Restatement) (Exhibit 10.01 to Form 10-Q of Xcel Energy (file no. 001-03034) for the quarter ended Sept. 30, 2016).

4.05*	Fourth Amendment dated Oct. 23, 2017 to the Xcel Energy Inc. Nonqualified Deferred Compensation Plan (2009 Restatement) (Exhibit 10.1 to Form 10-Q (file no. 001.03034) of Xcel Energy for the quarter ended Sept. 30, 2017.

5.01	Opinion of Counsel regarding legality of shares

23.01	Consent of Deloitte & Touche LLP

23.02	Consent of Counsel (included in Exhibit 5.01)

24.01*	Powers of Attorney (Exhibit 24.01 to Form 10-K of Xcel Energy (file number 001-03034) for the year ended December 31, 2016)

24.02	Power of Attorney for David K. Owens

24.03	Power of Attorney for Daniel Yohannes

*    Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 19th day of December, 2017.

Xcel Energy Inc.

By:	/s/ Robert C. Frenzel
Robert C. Frenzel
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date listed above:

Signature	Title

* Ben Fowke	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Robert C. Frenzel Robert C. Frenzel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey S. Savage Jeffrey S. Savage	Senior Vice President and Controller (Principal Accounting Officer)

* Gail Koziara Boudreaux	Director

* Richard K. Davis	Director

* Richard T. O’Brien	Director

* David K. Owens	Director

* Christopher J. Policinski	Director

* James T. Prokopanko	Director

* A. Patricia Sampson	Director

* James J. Sheppard	Director

* David A. Westerlund	Director

Signature	Title

* Kim Williams	Director

* Timothy V. Wolf	Director

* Daniel Yohannes	Director

* By:	/s/ Scott Wilensky
Scott Wilensky
Attorney-in Fact